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EXHIBIT 12.1

SUMMIT PROPERTIES PARTNERSHIP, L.P.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
SIX MONTHS ENDED JUNE 30, 2002


Net Income                                                            $ 27,826

Interest:
     Expense incurred                                                   18,198
     Amortization of deferred financing costs                              617
     Rental fixed charges                                                  177
                                                                     ----------
     Total                                                            $ 46,818
                                                                     ==========

Fixed charges:
     Interest expense                                                 $ 18,198
     Interest capitalized                                                4,963
     Distributions to preferred unitholders in operating parthership     6,210
     Rental fixed charges                                                  177
     Amortization of deferred financing costs                              617
                                                                     ----------
     Total                                                            $ 30,165
                                                                     ==========

Ratio of earnings to fixed charges                                        1.55
                                                                     ==========